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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in

Registration Statements No.
  333 - 105819, No. 333 - 107143, No.   333 - 136123, and
No. 333 -
174349 on Forms

S
-
8 and Registration Statement

No. 333
-
221561 on Form

S
-
3 of Core Molding

Technologies, Inc.

of our
report dated March
13, 2020, relating to

the consolidated financial statements

and Schedule II and

effectiveness of internal control
over financial reporting, appearing in this Annual Report on Form 10 - K.

/s/ Crowe LLP
Columbus, Ohio
March   11, 2021